                                                                   EXHIBIT 10.10




              HOME INTERIORS & GIFTS, INC. 1998 STOCK OPTION TRUST

                 This Agreement made this 4th day of June 1998, by and between Home Interiors & Gifts, Inc. (the "Company") and Jeffrey Fink (the "Trustee").

                 WHEREAS, Company has adopted the Home Interiors & Gifts, Inc. 1998 Stock Option Plan for Unit Directors, Branch Directors and Certain Other Independent Contractors (the "Option Plan"), and

                 WHEREAS, Company wishes to establish a trust (hereinafter called the "Trust") and to make stock option grants under the Option Plan to the Trust that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until such grants (or the cash proceeds thereon) are distributed to participants in the Option Plan (the "Participants") in such manner and at such times as specified herein and in the Option Plan.

                 NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                 Section 1.  Establishment Of Trust.

                 (a) Company hereby deposits with Trustee in trust such rights under the stock option agreement between Company and Trustee attached hereto as Exhibit I (the "Initial Trust Options"), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement.

                 (b) The parties intend that the Trust will be an independent legal entity. The Trust hereby established shall be irrevocable.

                 (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                 (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under this Trust Agreement shall be mere unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                 (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of stock option agreements between Company and Trustee (the "Subsequent Trust Options" and, together with the Initial Trust Options, the "Trust Options"), which shall augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement. Neither Trustee nor any Participant shall have any right to compel such additional deposits.

                 Section 2.  Transfers to Participants.

                 (a) Exhibit II attached hereto is a schedule (the "Transfer Schedule") that indicates the Participants to whom the Initial Trust Options are to be allocated and transferred, and the portion of the Initial Trust Options allocable thereto. Following the issuance of Subsequent Trust Options, Company shall update the Transfer Schedule to indicate the Participants to whom Subsequent Trust Options are to be allocated and transferred, and the portion allocable thereto. Company shall prepare, and the Trustee shall deliver, at the expense of Company, a notice to each Participant indicating his or her units of participation in the Trust, each of which represents a contingent right to receive a distribution and transfer of a Trust Option that is exercisable for one share of common stock, par value $0.10 per share ("Common Stock"), of Company, subject to adjustments for stock splits, stock dividends and other adjustments pursuant to the terms of the Option Plan (a "Unit"). Each Unit, and any Trust Option distributable thereon, shall remain outstanding until forfeited or terminated in accordance with the terms of the Option Plan. Company shall update the Transfer Schedule no less often than quarterly and any time at the request of the Trustee, to reflect any forfeitures or terminations of Units.

                 (b) Upon the termination of the Trust, Trustee shall divide and transfer its rights under the Trust Options such that each Participant receives an option to purchase one share of Common Stock for each outstanding Unit, which option shall be exercisable upon the terms and conditions specified in the Option Plan and the Trust Options applicable to the Unit. If Company exercises any of its cash-out rights under the Option Plan with respect to all or a portion of the Trust Options, whether upon termination of the Trust or otherwise, Trustee, based upon information provided by Company and at the expense of Company, shall distribute to each affected Participant, in satisfaction of each outstanding Unit subject to such rights and in lieu of each such Participant's right to a Trust Option, the amount of cash received with respect to each such Unit.

                 (c) If the principal of the Trust, and any earnings thereon, are not sufficient to make the transfers (or cash distributions in lieu thereof) in accordance with the terms of the Transfer Schedule, Company shall remain obligated to make substantially similar transfers for any Participant who does not receive a transfer and distribution of Trust Options (or a cash distribution in lien thereof) in satisfaction of all of such Participant's outstanding Units. Trustee shall notify Company where principal and earnings are not sufficient.

                 Section 3. Trustee Responsibility Regarding Transfers to Participants When Company Is Insolvent.

                 (a) Trustee shall cease the division and transfer of Trust Options (or any proceeds thereon) to Participants if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                 (b) At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                          (1)     The Board of Directors and the Chief
         Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue any transfers and distributions of Trust Options (and the proceeds thereon) to Participants. Trustee, at the expense of Company, may engage outside counsel or consultants to make such determination.

                          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue the transfer and distribution of Trust Options (and proceeds thereon) to Participants and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Company with respect to any transfers or distributions of Trust Options (and proceeds thereon) due hereunder. Without limiting the generality of any other provisions herein, Company shall defend, indemnify and hold Trustee harmless from and against any and all claims of Participants or creditors regarding any Insolvency determinations.

                          (4) Trustee shall resume the transfer and distribution of the Trust Options (and proceeds thereon) to Participants in accordance with Section 2 of this Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

                 (c) Provided that there are sufficient assets, if Trustee discontinues the transfer and distribution of the Trust Options (and proceeds thereon) from the Trust pursuant to Section 3(b) hereof and subsequently resumes such transfers and distributions, the first transfer and distribution following such discontinuance shall include the aggregate amount of all transfers and distributions due to Participants under the terms of the Transfer Schedule for the period of such discontinuance, less the aggregate amount of any distributions made to Participants or their beneficiaries by Company in lieu of the transfers and distributions provided for hereunder during any such period of discontinuance.

                 Section 4.  Payments to Company.

                 Except as provided in Section 3 hereof, the Plan or pursuant to the terms of a Trust Option, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all transfers and distributions of the Trust Options (and proceeds thereon) have been made to Participants pursuant to the terms of the Transfer Schedule.

                 Section 5.  Custodial Authority.

                 Trustee shall hold its rights with respect to the Trust Options and any proceeds thereon as assets of the Trust. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants.

                 Section 6.  Disposition of Income.

                 During the term of the Trust, all income received by the Trust, net of any expenses and taxes not paid by Company in accordance with
Section 9 below, shall be accumulated.

                 Section 7.  Accounting by Trustee.

                 Trustee shall keep accurate and detailed records of all transactions required to be made including such specific records as shall be agreed upon in writing between Company and Trustee. Trustee shall also maintain records for each Trust Option that indicates the corresponding number of Units allocated to (or forfeited by) each Participant. Trustee may request Company's assistance in the preparation and maintenance of such records and Company shall bear all reasonable costs and expenses incurred by the Trustee in connection with the performance of its duties under this Section 7.

                 Section 8.  Responsibility of Trustee.

                 (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken in good faith pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the Transfer Schedule or this Agreement and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                 (b) If Trustee undertakes or defends any claims or litigation (including mediation and arbitration) arising in connection with the Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for and, at Trustee's request, to advance such payments; provided, however, that Company shall not be liable for any costs, expenses and liabilities that are attributable to Trustee's gross negligence or intentional misconduct (and Company may recover any advances made relating thereto).

                 (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder and may absolutely rely on the advice of such counsel.

                 (d) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

                 (e) If at any time during the existence of the Trust there shall be more than one person or entity who or which collectively shall be acting as Trustee hereunder: (i) any action authorized by this Agreement or by applicable law may be taken by any one of such persons or entities acting alone; and (ii) the death, incapacity, bankruptcy, liquidation or other dissolution of any one or more of such persons or entities shall not deprive any remaining person(s) or entities of any authority to act hereunder.

                 (f) Notwithstanding any powers granted to Trustee pursuant to this Agreement or applicable law, Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                 Section 9.  Compensation and Expenses of Trustee.

                 Company shall pay all administrative and Trustee's fees and expenses, including reasonable fees and expenses of legal counsel.

                 Section 10.  Resignation and Removal of Trustee.

                 (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice, unless Company and Trustee agree otherwise.

                 (b) Except as provided in paragraph (c) of this Section, Trustee may be removed by Company on 10 days notice or upon shorter notice accepted by Trustee.

                 (c)      Upon a Change of Control (as defined in the Option
Plan), Trustee may not be removed by Company for one year following the Change of Control.

                 (d) If Trustee resigns or is removed within two years after a Change of Control, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

                 (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, unless Company extends the time limit.

                 (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be paid by Company.

                 Section 11.  Appointment of Successor.

                 (a)  If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, and Section 10(d) hereof does not apply, Company may appoint as a successor Trustee any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, or an individual.

                 (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, Trustee may appoint as a successor Trustee any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, or an individual.

                 (c) The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

                 Section 12.  Amendment or Termination.

                 (a) This Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of any Transfer Schedule delivered to the Trustee, modify Section 2(a) hereof or make the Trust revocable.

                 (b) The Trust shall terminate on the earlier of (i) June 4, 2006, (ii) 90 days after the consummation of an Initial Public offering (as defined in the Option Plan), (iii) upon a Change in Control (as defined in the Option Plan) if there is an acceleration of vesting and exercisability of the Trust Options that relate to the Change of Control, or
(iv) at such other time as Company, in its sole discretion, determines and notifies Trustee. Upon termination of the Trust, any assets remaining in the Trust after the transfer and distribution of Trust Options (and the proceeds thereof) to Participants shall be returned to Company.

                 Section 13.  Miscellaneous.

                 (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                 (b) Trust Options may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except by Trustee as expressly contemplated herein.

                 (c) Trustee shall execute, on behalf of the Trust, such documentation as may be reasonably necessary to effect the transactions described herein.

                 (d) In the event of a conflict or inconsistency between the terms of this Agreement and the terms of the Option Plan, the terms of the Option Plan shall be controlling; provided, however, that the terms of Section 3 of this Agreement shall be controlling over any conflicting terms of the Option Plan.

                 (e) This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

                 Section 14.  Effective Date.

                 The effective date of this Trust Agreement shall be June 4, 1998.


                                        HOME INTERIORS & GIFTS, INC.


                                        ----------------------------------------
                                        By:  Donald J. Carter, Jr.
                                        Title:  Chief Executive Officer


                                        TRUSTEE



                                        ----------------------------------------
                                        Jeffrey Fink

Exhibit I to Stock Option Trust
-------------------------------

                               TRUST OPTION UNDER
                          HOME INTERIORS & GIFTS, INC.
                             1998 STOCK OPTION PLAN


                  The Board of Directors of Home Interiors & Gifts, Inc. (the "Company") has adopted the Company's 1998 Stock Option Plan for Unit Directors, Branch Directors and Certain Other Independent Contractors (the "Plan"). The Plan shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

         1.       The Grant.
                  ---------

                  Subject to the conditions set forth below, the Company hereby grants to the Company's 1998 Stock Option Trust (the "Trust"), effective as of June 4, 1998 (the "Grant Date"), the right and option to purchase (the "Trust Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 233,511 shares of Common Stock (the "Option Shares"), at an exercise price equal to $18.05451 per share (the "Exercise Price"), subject to the adjustments and limitations set forth herein and in the Plan.

         2.       Exercise.
                  --------

                  (a) This Option is not exercisable by the trustee of the Trust (the "Trustee"), and, subject to the relevant provisions and limitations contained herein and in the Plan, may only be exercised by a Participant who has received a distribution and transfer of a divided portion of the Trust Option, as described in the Plan. The Trustee shall divide, distribute and transfer the Trust Option to Participants at the time and in the manner described in the Trust, after which they shall be evidenced by an agreement that is substantially in the form of Exhibit A attached hereto (a "Participant Option"). The Company acknowledges that Participant Options shall be enforceable against the Company when properly transferred and executed by the Trustee.

                  (b) Any portion of the Trust Option that has not been transferred to a Participant will automatically terminate and become null and void upon the expiration of ten (10) years from the Grant Date. Any portion of the Trust Option that is attributable to an award of a Unit that has been forfeited or cancelled shall also terminate and become null and void as of the date of such forfeiture or cancellation.

          3.      Transferability.
                  ---------------

                  Except as provided in the Trust, the Plan and Section 2 hereof, the Trust Option and any rights or interests therein are not assignable or transferable.

          4.      Withholding Taxes.
                  -----------------

                  By acceptance of the Option, the Trustee will be deemed to consent to the withholding by the Company for any federal, state or local taxes required by any government to be withheld or otherwise deducted by the Company in respect of the payment to the Trust of any Cash Out Amount.

          5.      Cash Outs.
                  ---------

                  Upon the occurrence of a Cash Out Event, the Company may elect, in its sole discretion, to cancel each outstanding Trust Option in exchange for the Cash Out Amount. In such event, the Cash Out Amount (less any required tax withholdings) shall be distributed to Participants in accordance with the terms of the Plan and the Trust.

          6.      Miscellaneous.
                  -------------

                  (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

                  (b) This Option Agreement is not a contract to maintain a business relationship between the Company and any Participant, and the terms of any such business relationship shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation
(i) on the part of the Company to continue any business relationship with a Participant, or (ii) on the part of the Participant to remain in any business relationship with the Company.

                  The Trust's acceptance of all the terms and conditions of this Trust Option and the Plan shall be evidenced by the Trustee's signature under the acceptance provided below.


                                       HOME INTERIORS & GIFTS, INC.


                                       ------------------------------
                                       By:        Donald J. Carter, Jr.
                                       Title: Chief Executive Officer


ACCEPTED:


TRUSTEE OF THE
HOME INTERIORS & GIFTS, INC.
1998 STOCK OPTION TRUST




-----------------------------
Jeffrey Fink

EXHIBIT A TO TRUST OPTION

                            PARTICIPANT OPTION UNDER
                          HOME INTERIORS & GIFTS, INC.
                             1998 STOCK OPTION PLAN



                  The Board of Directors of Home Interiors & Gifts, Inc. (the "Company") has adopted the Company 1998 Stock Option Plan for Certain Unit Directors, Branch Directors and Certain Other Independent Contractors (the "Plan"). Pursuant to the terms of the Plan, the Company has granted an option to the Company's 1998 Stock Option Trust as of June 4, 1998 (the "Grant Date"), a portion of which is being distributed and transferred to you by the trustee of such Trust (the "Trustee") pursuant to this Option Agreement. A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

                  1.       The Transfer.

                  Subject to the conditions set forth below, the Trustee hereby transfers to you, effective as of ______________ (the "Transfer Date"), the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of _____________ shares of Common Stock (the "Option Shares"), at an exercise price equal to $18.05451 per share (the "Exercise Price"), subject to the adjustments and limitations set forth herein and in the Plan. The Option transferred hereunder is not intended to be taxable to you upon its transfer; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of your receipt or exercise of the Option.

                  2.       Exercise.

                  (a) You may exercise the Option to purchase all or a portion of the Optioned Shares after the Option has become vested and exercisable in accordance with the terms of the Plan.

                  (b) The unexercised portion of the Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Grant Date or in the event the Option is otherwise cancelled or forfeited by you pursuant to the terms of the Plan.

                  (c) Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner approved by the Committee.

                  3.       Transferability.

                  The Option and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, the Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your disability, such legal representative.

                  4.       Registration.

                  The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities laws to permit exercise of the Option, or be obligated to issue any Common Stock in violation of the Securities Act or any applicable state securities laws. You (or in the event of your death or, in the event a legal representative has been appointed in connection with your disability, the Person exercising the Option) shall, as a condition to your right to exercise the Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities laws.

                  Certificates for Option Shares, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

                  The foregoing legend may not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

                  5.       Withholding Taxes.

                  By acceptance hereof, you hereby (i) agree to reimburse the Company for any federal, state or local taxes required by any government to be withheld or otherwise deducted by the Company in respect of your exercise of all or a portion of the Option; (ii) authorize the Company to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Company, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is no less than the amount to be withheld.

                  6.       Miscellaneous.

                  (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

                  (b) This Option Agreement is not a contract to continue any business relationship between you and the Company, and the terms of your business relationship with the Company shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company to continue your business relationship with the Company, or (ii) on your part to continue your business relationship with the Company.

                  Please indicate your acceptance of the transfer of your allocable share of the Trust Option and all the terms and conditions of the Option and the Plan by signing and returning a copy of this Option Agreement to the Secretary of the Company.

                                         Very truly yours,

                                         HOME INTERIORS & GIFTS
                                         1998 STOCK OPTION TRUST


                                         By:
                                            -----------------------------------
                                         Its: Trustee


ACCEPTED:


----------------------------------
Signature of Optionee

----------------------------------
Name of Optionee (Please Print)

Date:
     -----------------------------